                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  JANUARY 8, 2001
                                                  ------------------------

                             STARMEDIA NETWORK, INC.
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             (Exact name of registrant as specified in its charter)


        DELAWARE                        1-15015                  06-1461770
      --------------               -----------------           -------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)



                 29 WEST 36th STREET
                 NEW YORK, NEW YORK                               10018
       ----------------------------------------            -----------------
       (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:    (212) 905-8200
                                                    --------------------


                75 VARICK STREET, NEW YORK, NEW YORK 10013
       ----------------------------------------------------------------
         (Former name or former address, if changed since last report)

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[STARMEDIA LOGO]


               STARMEDIA ANNOUNCES SALE OF CADE? TO YAHOO! BRASIL

          TRANSACTION REFLECTS THE COMPANY'S EVOLVED STRATEGY IN BRAZIL

SAO PAULO, BRAZIL - JANUARY 8, 2002 - StarMedia Network (NASDAQ: STRME) (www.starmedianetwork.net), an integrated Internet Media and Business Solutions company targeting Spanish- and Portuguese-speaking audiences, announced today that it has reached an agreement to sell Cade?, a popular Brazilian search engine and web directory acquired in 1999, to Yahoo! Brasil, a property of Yahoo! Inc. (Nasdaq:YHOO), a global Internet communications, commerce and media company. The financial terms of the transaction were not disclosed.

The sale is an important step in the evolution of StarMedia's strategy as an integrated Media and Business Solutions company to provide value to clients primarily through a combination of direct response marketing programs and sponsorships as well as portal development services and wireless technology and applications, to enable its clients to capitalize on the Internet to reach their business objectives. A search and web directory is not in line with this new strategy.

"StarMedia maintains a unique position across its markets by offering integrated Media and Business Solutions across multiple platforms through the combination of technology, content and audience," said Enrique Narciso, CEO and President of StarMedia. "We continue to evolve our offerings and remain committed to providing our clients and partners effective solutions that encourage customer loyalty, differentiate their products and services, and increase their over all revenues." Mr. Narciso added.

The transaction announced today will enable StarMedia to concentrate its resources to strengthen products that are available on multiple platforms in order to capitalize on both its media and wireless offerings for clients in Brazil, one of the Company's primary markets.

StarMedia remains focused on providing the latest wireless solutions to its clients across the region and in Brazil. The Company has established relationships with major carriers, such as Telemig Celular for whom StarMedia launched the first wireless Internet service in Brazil, and more recently a comprehensive location-based service. StarMedia created solutions that were compatible with carriers' existing infrastructure, and continues to provide clients with the latest solutions to differentiate themselves in the marketplace, while extending their customer offerings, and creating additional revenue streams.

Additionally, StarMedia continues to strengthen its Media Solutions offering clients in Brazil, including Banco do Brasil, Ford, Pfizer, and Xerox, innovative solutions to reach their target market in a measurable and effective way.

"Brazil is one of our most important markets and a cornerstone of our Business Solutions strategy, given our partnerships with eight wireless carriers in the country, representing 50% of the carrier market,"* said Jose Manuel Tost, Chief Operating Officer of StarMedia. "The sale of Cade?, will allow us to re-deploy the proceeds of the transaction into other areas of our business, and to ultimately extend StarMedia's competitive advantage in Brazil and pan-regionally, which is based on a combination of our robust wireless and online advertising technology, content, and our audience," concluded Tost.


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     * STARMEDIA HAS SUCCESSFULLY DEPLOYED MOBILE INTERNET PRODUCTS AND/OR
     SERVICES WITH 8 MAJOR BRAZILIAN CARRIERS. THESE INCLUDE: TELEMIG, AMAZONIA CELULAR, ATL, AMERICEL, CTBC, TELET, TELESP CELULAR, AND TESS.

     JUPITER RESEARCH EXPECTS THE NUMBER OF WIRELESS SUBSCRIBERS IN BRAZIL TO CLIMB FROM APPROXIMATELY 31 MILLION IN 2001 TO MORE THAN 52 MILLION IN 2003.
     - SOURCE:  JUPITER RESEARCH 9/00
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ABOUT STARMEDIA NETWORK, INC.

StarMedia Network is an integrated Internet Media and Business Solutions company targeting Spanish- and Portuguese-speaking audiences, providing technology and services that enable consumers and businesses to take full advantage of the Internet. The company has operations in Argentina, Brazil, Chile, Colombia, Mexico, Puerto Rico, Spain, Uruguay, Venezuela, and throughout the United States.

For more information, please visit our corporate web site at http://www.starmedianetwork.net/


THIS PRESS RELEASE CONTAINS STATEMENTS OF A FORWARD-LOOKING NATURE WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 RELATING TO FUTURE EVENTS OR FUTURE FINANCIAL RESULTS OF STARMEDIA NETWORK, INC. INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS OR BELIEFS AND ARE SUBJECT TO A NUMBER OF FACTORS THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY. IN CONSIDERING SUCH STATEMENTS, INVESTORS SHOULD SPECIFICALLY CONSIDER VARIOUS FACTORS WHICH COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED FROM SUCH FORWARD-LOOKING STATEMENTS, INCLUDING THE MATTERS SET FORTH IN STARMEDIA NETWORK, INC.'S REPORTS AND DOCUMENTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION. FOR EXAMPLE, MANAGEMENT'S FORWARD-LOOKING STATEMENTS COULD PROVE TO BE INCORRECT DUE TO CHANGES IN ECONOMIC CONDITIONS IN COUNTRIES IN WHICH STARMEDIA NETWORK OPERATES; CHANGES IN STARMEDIA NETWORK'S ABILITY TO MAKE AVAILABLE CONTENT, TOOLS AND APPLICATIONS OF INTEREST TO POTENTIAL USERS; ADVERSE CHANGES IN THE STARMEDIA NETWORK'S LIQUIDITY OR ITS ABILITY TO FUND ITS SUBSIDIARIES TO THE EXTENT NECESSARY; AND OTHER FACTORS.

MEDIA INQUIRIES:

David Duckenfield                  Mariana Cavin
YAHOO!                             STARMEDIA NETWORK
305-529-4464                       212 905 8267
duck@yahoo-inc.com                 mariana.cavin@starmedia.net

Julie Fuentes                      Monique Jaramillo
GRUPO UNO                          STARMEDIA NETWORK
305-448-6111                       212 905 8272
julie@grupouno.com                 monique.jaramillo@starmedia.net

                                   INVESTORS:
                                   Celina Feldstein
                                   ZEMI COMMUNICATIONS
                                   212 689 9560
                                   celinaf1@attglobal.net